                FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


          This First Amendment (the "AMENDMENT") to the Registration Rights Agreement dated April 3, 1997 (the "AGREEMENT") between Station Casinos, Inc., a Nevada corporation (the "COMPANY") and BancAmerica Securities, Inc. (the "PURCHASER") is hereby entered into as of May 27, 1997 by and between the Company and the Purchaser. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

          WHEREAS, the Company and the Purchaser wish to modify certain provisions of the Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. REGISTERED EXCHANGE OFFER. Section 3(a)(i) is hereby amended by replacing "60 days" with "90 days". Section 3(a)(ii) is hereby amended by replacing "120 days" with "150 days".

          2. SHELF REGISTRATION. Section 4(a)(x)(3) is hereby amended by replacing "150th day" with "180th day". Section 4(a)(y) is hereby amended by replacing "150 days" and "150-day period" with "180 days" and "180-day period", respectively. The last paragraph of Section 4(a) is hereby amended to replace "two years" with "two years and 30 days".

          3. ENTIRE AGREEMENT. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties pertaining to the subject matter hereof and fully supercedes any and all prior or contemporaneous agreements or understandings between the parties hereto pertaining to the subject matter hereof.

          4. FULL FORCE AND EFFECT. Except as expressly amended in this Amendment, the Agreement shall remain in full force and effect.

          5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STATION CASINOS, INC.              BANCAMERICA SECURITIES, INC.


By:  /s/Glenn C. Christensen           By:   /s/Marc Dawley
     ----------------------------            ---------------------------------
     Name:  Glenn C. Christensen             Name:  Marc Dawley
     Title: Chief                            Title: Senior Managing Director